Exhibit 10.9

GENERAL ASSIGNMENT FORM

This Bill of Sale, Assignment and Assumption of the Tenant Lease, Guaranty and Ancillary Assets (“General Assignment”) is made as of the [___] day of [_], 2021 (the “Effective Date”), by and among NP Oakley Building I, LLC, a Missouri limited liability company (the “Assignor”), and ROX AMZL Oakley CA LLC, a Delaware limited liability company (the “Assignee”).

R E C I T A L S:

WHEREAS, by that certain Asset Purchase Agreement among Assignor, Assignee and ROX Financial Inc., dated as of [___], 2020 (the “Purchase Agreement”), Assignor agreed to sell to Assignee certain real property as more particularly described on Exhibit A attached hereto; and

WHEREAS, the Purchase Agreement provides, inter alia, that Assignor shall transfer and convey to Assignee (i) that certain Lease Agreement dated February 7, 2020 between Assignor (as assigned from NP Oakley, LLC) and Amazon.com Services LLC (the “Lease”), (ii) that certain Limited Parent Guaranty dated [_] by Amazon.com, Inc. for the benefit of Assignor (the “Guaranty”) and (iii) the Ancillary Assets, and Assignee shall assume all of the right, title and interest of Assignor with respect to the Lease, the Guaranty and the Ancillary Assets, and that Assignor and Assignee shall enter into this General Assignment.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

A G R E E M E N T:

1.

Assignment and Assumption.  In accordance with the terms of the Purchase Agreement, Assignor hereby assigns, sets over and transfers to Assignee, and Assignee hereby assumes (such assumption being effective solely as to obligations first arising and relating to the period from and after the date hereof): all of Assignor’s interests with respect to the Lease, the Guaranty and the Ancillary Assets.

2.	Retained Liability. Assignor shall remain liable for all obligations and liabilities of Assignor with respect to the Lease, the Guaranty and the Ancillary Assets arising prior to the date hereof.
3.	Governing Law. This General Assignment and all transactions hereunder shall be governed by the laws of the State of California.
4.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.
5.

Counterparts.  This General Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment to be effective as of the Effective Date.

ASSIGNOR:

NP Oakley Building I, LLC

By:	NPD Management, LLC, its Manager

By:
Name:
Title:

ASSIGNEE:

ROX AMZL Oakley CA LLC

By:	SERIES AMZL of ROX Financial LP, its sole member

By:	ROX Financial GP LLC, its general partner

By:
Name:	Anthony Moro
Title:	President

By:
Name:	David Ronn
Title:	Chief Legal Officer

EXHIBIT A TO GENERAL ASSIGNMENT

Property

[to come]